UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023 (March 27, 2023)

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2023, Xeris Biopharma Holdings, Inc. (the “Company”) announced the expansion of the Company’s Board of Directors (the "Board") from 8 to 9 members and the appointment of Ricki Fairley to the Board on March 27, 2023. Ms. Fairley will serve as a Class III director whose term will expire at the Company’s 2024 annual meeting of shareholders, or until her successor is duly elected and qualified. Ms. Fairley has not been appointed to any committee of the Board at this time.
Ms. Fairley has over 35 years of marketing experience including 20 years in brand management at Johnson & Johnson, Nabisco, Reckitt & Colman, and The Coca-Cola Company, and over 15 years in agency leadership encompassing strategic planning and consulting for numerous Fortune 500 companies. She currently serves as co-founder and CEO of TOUCH, The Black Breast Cancer Alliance. Ms. Fairley holds a BA from Dartmouth College and an MBA from Kellogg School of Management at Northwestern University.
There are no arrangements or understandings between Ms. Fairley and any other person pursuant to which Ms. Fairley was appointed to the Board. There are no family relationships between Ms. Fairley and any of the Company’s directors or other executive officers, and Ms. Fairley is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of regulation S-K.
In connection with her appointment, Ms. Fairley was granted 85,000 restricted stock units, which will vest in equal annual installments over a three-year period beginning on the one-year anniversary of the grant date, subject to Ms. Fairley’s continued service on the Board. Each restricted stock unit will entitle Ms. Fairley to one share of the Company’s common stock if and when the restricted stock unit vests. Ms. Fairley’s compensation as director is consistent with the current compensation program for non-employee directors (the “Compensation Policy”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
The Company entered into its standard form of director indemnification agreement with Ms. Fairley on the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 8, 2023.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Number	Description
10.1	Xeris Biopharma Holdings, Inc. Non-Employee Director Compensation Policy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2023	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer